Exhibit 10.3

CONFORMED COPY

ACKNOWLEDGMENT AND CONFIRMATION

     ACKNOWLEDGMENT AND CONFIRMATION, dated as of March 18, 2005 (this “Acknowledgment”), by THE SCOTTS COMPANY LLC, an Ohio limited liability company and successor by merger to The Scotts Company (“Scotts LLC”), relating to the Security Documents (as defined below), in favor of JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below.

W I T N E S S E T H :

     WHEREAS, concurrently with the execution of this Acknowledgment, The Scotts Company (the “Existing Borrower”) will effect a corporate reorganization (the “Reorganization”), as permitted by subsection 7.3(d) of the Credit Agreement;

     WHEREAS, in connection with the Reorganization, The Scotts Miracle-Gro Company will become the “Borrower” under the Second Amended and Restated Credit Agreement, dated as of October 22, 2003 (as amended by the First Amendment, dated as of August 13, 2004, and the Second Amendment, dated as of November 5, 2004, the “Credit Agreement”) by and among the Existing Borrower, certain subsidiaries of the Existing Borrower from time to time party thereto, the Lenders and the Administrative Agent, and each of the other Loan Documents;

     WHEREAS, Scotts LLC wishes to acknowledge and confirm that the obligations, liabilities and indebtedness of the Existing Borrower and the Liens and security interests created by the Existing Borrower under each of the Security Documents to which the Existing Borrower is a party (the “Security Documents”) continue in full force and effect, unimpaired and undischarged, as provided herein;

     WHEREAS, Scotts LLC wishes to acknowledge and confirm that as of, and after the date hereof, it shall be a Guarantor under the Borrower and Domestic Subsidiary Guarantee and Collateral Agreement, dated as of December 4, 1998 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), made by the Existing Borrower and certain of its Affiliates in favor of the Administrative Agent for the benefit of the Lenders;

     WHEREAS, in connection with the Reorganization, the Administrative Agent has requested that Scotts LLC shall have executed this Acknowledgment to the Administrative Agent for the benefit of the Lenders;

     NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

     1. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement and the other Loan Documents.

     2. Scotts LLC, as successor by merger to the Existing Borrower, hereby agrees, with respect to each Security Document, that to the extent permitted by applicable law:

     (a) all of its obligations, liabilities and indebtedness under such Security Document shall remain in full force and effect on a continuous basis after giving effect to the Reorganization and this Acknowledgment; and

     (b) all of the Liens and security interests created by it and arising under such Security Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to the Reorganization and this Acknowledgment, as collateral security for its obligations, liabilities and indebtedness under the Loan Documents.

     3. Scotts LLC hereby agrees, that on and after the date hereof, it shall be a Guarantor under the Guarantee and Collateral Agreement.

     4. Scotts LLC hereby further agrees that it shall take any action reasonably requested by the Administrative Agent in order to confirm or effect the intent of this Acknowledgment.

     5. THIS ACKNOWLEDGMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     6. This Acknowledgment may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

THE SCOTTS MIRACLE-GRO COMPANY
By:	/s/ James Hagedorn
	Name:	James Hagedorn
	Title:	Chairman, President and Chief Executive Officer

ACKNOWLEDGED AND AGREED TO:

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent

By:	/s/ Randolph Cates
Name: Randolph Cates
Title: Vice President